Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees

of Rydex Series Funds

In planning and performing our audits of the financial statements of Rydex Series Funds (the “Trust”) as of and for the year ended March 31, 2017, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Trust’s internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinions on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Trust’s internal control over financial reporting. Accordingly, we express no such opinion.

The management of the Trust is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Trust’s internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted the following deficiency involving the control environment and its operation that we consider to be a material weakness as defined above. This deficiency was considered in determining the nature, timing and extent of the procedures to be performed in our audit of the financial statements of the Trust for the year ended March 31, 2017, and this report does not affect our reports on the financial statements of the Trust dated May 30, 2017.

·	The Trust may be subject to foreign taxes (a portion of which may be reclaimable) on income, stock dividends, capital gains on investments or certain foreign currency transactions. The Trust has procedures in place to analyze any foreign holdings and determine if there is any tax exposure that needs to be recorded in the financial statements. However, the controls relating to the review of those securities are not properly designed to detect potential tax exposure. During the period ended March 31, 2017, two of the Rydex Series Funds invested in a Peruvian ADR security that was traded on U.S. exchanges. Based on rules in Peru, capital gains on Peruvian securities not traded on the Lima exchange are subject to a 30% tax. As a result, two of the Rydex Series Funds needed to record and ultimately recorded a liability for capital gains tax. Management has represented it plans to enhance its procedures around the identification and review of securities that have potential exposure to capital gains tax.

This report is intended solely for the information and use of management and the Board of Trustees of Rydex Series Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.

/s/ Ernst & Young LLP

Tysons, Virginia

May 30, 2017